RYAN SPECIALTY REPORTS THIRD QUARTER 2024 RESULTS
- Total Revenue grew 20.5% year-over-year to $604.7 million -
- Organic Revenue Growth Rate* of 11.8% year-over-year -
- Net Income of $28.6 million, or $0.09 per diluted share -
- Adjusted EBITDAC* grew 29.4% year-over-year to $190.3 million -
- Adjusted Net Income increased 31.2% year-over-year to $113.6 million, or $0.41 per diluted share -
October 30, 2024 | CHICAGO, IL — Ryan Specialty Holdings, Inc. (NYSE: RYAN) (“Ryan Specialty” or the
“Company”), a leading international specialty insurance firm, today announced results for the third quarter ended September 30, 2024.
Third Quarter 2024 Highlights
•Revenue grew 20.5% year-over-year to $604.7 million, compared to $501.9 million in the prior-year period
•Organic Revenue Growth Rate* was 11.8% for the quarter, compared to 15.0% in the prior-year period
•Net Income increased 82.4% year-over-year to $28.6 million, compared to $15.7 million in the prior-year period. Diluted Earnings per Share was $0.09.
•Adjusted EBITDAC* increased 29.4% to $190.3 million, compared to $147.0 million in the prior-year period
•Adjusted EBITDAC Margin* of 31.5%, compared to 29.3% in the prior-year period
•Adjusted Net Income* increased 31.2% to $113.6 million, compared to $86.6 million in the prior-year period
•Adjusted Diluted Earnings per Share* increased 28.1% to $0.41, compared to $0.32 in the prior-year period
•Capital return to shareholders and LLC unit holders was $19.0 million of regular dividends and distributions
“It was an excellent quarter for Ryan Specialty by all measures,” said Patrick G. Ryan, Founder and Executive
Chairman of Ryan Specialty. "We grew total revenue 20.5% led by 11.8% organic revenue growth. We expanded Adjusted EBITDAC margin by 220 basis points year-over-year while growing Adjusted EPS by 28%.
Along with our strong results, we continued to execute our M&A strategy by closing five acquisitions through the beginning of October. In addition, our leadership transition has been seamless, and we are thrilled to have
Tim Turner as our new CEO. I am confident that we have the right team in place to advance our winning strategy today and over the long term.”
“We again had outstanding performance from all of our Specialties,” added Tim Turner, Chief Executive Officer of Ryan Specialty. “Our team continues to tirelessly deliver value and develop innovative solutions for our clients in this difficult insurance market. We are pleased to welcome new teammates from five delegated authority businesses that have joined the Ryan Specialty family. These firms both enhance our current offerings and expand our total addressable market. We also strengthened our balance sheet given we issued new senior notes and upsized our credit facility, while reducing our borrowing margin. We continue to be well positioned to deliver sustainable and differentiated growth over the long term, and to create additional value for our shareholders.”

Summary of Second Quarter 2024 Results

	Three Months Ended September 30,		Change		Nine Months Ended September 30,		Change
(in thousands, except percentages and per share data)	2024	2023	$	%	2024	2023	$	%
GAAP financial measures
Total revenue	$604,694	$501,938	$102,756	20.5%	$1,852,181	$1,544,686	$307,495	19.9%
Net commissions and fees	588,129	487,345	100,784	20.7	1,806,264	1,507,878	298,386	19.8
Compensation and benefits	393,249	329,212	64,037	19.5	1,180,825	989,294	191,531	19.4
General and administrative	88,684	69,288	19,396	28.0	247,518	202,595	44,923	22.2
Total operating expenses	523,217	432,121	91,096	21.1	1,533,687	1,281,942	251,745	19.6
Operating income	81,477	69,817	11,660	16.7	318,494	262,744	55,750	21.2
Net income	28,643	15,703	12,940	82.4	187,358	135,977	51,381	37.8
Net income (loss) attributable to Ryan Specialty Holdings, Inc.	17,589	(5,047)	22,636	NM	80,911	38,191	42,720	111.9
Compensation and benefits expense ratio (1)	65.0%	65.6%			63.8%	64.0%
General and administrative expense ratio (2)	14.7%	13.8%			13.4%	13.1%
Net income margin (3)	4.7%	3.1%			10.1%	8.8%
Earnings (loss) per share (4)	$0.15	$(0.04)			$0.67	$0.34
Diluted earnings (loss) per share (4)	$0.09	$(0.04)			$0.59	$0.34
Non-GAAP financial measures*
Organic revenue growth rate	11.8%	15.0%			13.3%	15.0%
Adjusted compensation and benefits expense	$343,442	$296,400	$47,042	15.9%	$1,057,424	$911,926	$145,498	16.0%
Adjusted compensation and benefits expense ratio	56.8%	59.1%			57.1%	59.0%
Adjusted general and administrative expense	$70,991	$58,560	$12,431	21.2%	$199,583	$166,606	$32,977	19.8%
Adjusted general and administrative expense ratio	11.7%	11.7%			10.8%	10.8%
Adjusted EBITDAC	$190,261	$146,978	$43,283	29.4%	$595,174	$466,154	$129,020	27.7%
Adjusted EBITDAC margin	31.5%	29.3%			32.1%	30.2%
Adjusted net income	$113,633	$86,631	$27,002	31.2%	$369,604	$282,144	$87,460	31.0%
Adjusted net income margin	18.8%	17.3%			20.0%	18.3%
Adjusted diluted earnings per share	$0.41	$0.32			$1.34	$1.04
* For a definition and a reconciliation of Organic revenue growth rate, Adjusted compensation and benefits expense,
Adjusted compensation and benefits ratio, Adjusted general and administrative expense, Adjusted general and administrative expense ratio, Adjusted EBITDAC, Adjusted EBITDAC margin, Adjusted net income, Adjusted net income margin, and Adjusted diluted earnings per share to the most directly comparable GAAP measure, see “Non-GAAP
Financial Measures and Key Performance Indicators” below.
NM - Not Meaningful
(1)Compensation and benefits expense ratio is defined as Compensation and benefits divided by Total revenue.
(2)General and administrative expense ratio is defined as General and administrative expense divided by Total revenue.
(3)Net income margin is defined as Net income divided by Total revenue.
(4)See “Note 10, Earnings Per Share” of the unaudited quarterly consolidated financial statements.

Third Quarter 2024 Review*
Total revenue for the third quarter of 2024 was $604.7 million, an increase of 20.5% compared to $501.9 million in the prior-year period. This increase was primarily due to continued solid Organic revenue growth of
11.8%, driven by new client wins and expanded relationships with existing clients, coupled with continued
expansion of the E&S market, revenue from acquisitions completed within the trailing twelve months ended
September 30, 2024, changes in contingent commissions, the impact of foreign exchange rates, and increased
Fiduciary investment income. We experienced growth across the majority of our property and casualty lines.
Total operating expenses for the third quarter of 2024 were $523.2 million, a 21.1% increase compared to the prior-year period. This increase was primarily due to an increase in Compensation and benefits expense compared to the prior-year period resulting from higher compensation due to revenue growth and an increase in Acquisition related long-term incentive compensation, partially offset by savings associated with
ACCELERATE 2025. General and administrative expense also increased compared to the prior-year period to accommodate revenue growth and an increase in Acquisition related expense.
Net income for the third quarter of 2024 increased 82.4% to $28.6 million, compared to $15.7 million in the prior-year period. The increase was due to strong revenue growth and lower Income tax expense compared to the prior-year period, partially offset by higher Interest expense, net and higher Other non-operating loss.
Adjusted EBITDAC grew 29.4% to $190.3 million from $147.0 million in the prior-year period. Adjusted
EBITDAC margin for the quarter was 31.5%, compared to 29.3% in the prior-year period. The increase in
Adjusted EBITDAC was driven primarily by solid revenue growth, partially offset by higher Adjusted compensation and benefits expense, as well as higher Adjusted general and administrative expense.
Adjusted net income for the third quarter of 2024 increased 31.2% to $113.6 million, compared $86.6 million in the prior-year period. Adjusted net income margin was 18.8%, compared to 17.3% in the prior-year period.
Adjusted diluted earnings per share for the third quarter of 2024 increased 28.1% to $0.41, compared to $0.32 in the prior-year period.
*For the definition of each of the non-GAAP measures referred to above, as well as a reconciliation of such non-GAAP measures to their most directly comparable GAAP measures, see “Non-GAAP Financial Measures and Key
Performance Indicators” below.
Third Quarter 2024 Net Commissions and Fees by Specialty and Revenue by Type
Growth in Net commissions and fees in all specialties was primarily driven by solid organic growth.

	Three Months Ended September 30,
(in thousands, except percentages)	2024	% of total	2023	% of total	Change
Wholesale Brokerage	$346,666	59.0%	$308,872	63.4%	$37,794	12.2%
Binding Authorities	76,497	13.0	69,245	14.2	7,252	10.5
Underwriting Management	164,966	28.0	109,228	22.4	55,738	51.0
Total net commissions and fees	$588,129		$487,345		$100,784	20.7%

	Nine Months Ended September 30,
(in thousands, except percentages)	2024	% of total	2023	% of total	Change
Wholesale Brokerage	$1,114,240	61.7%	$976,338	64.7%	$137,902	14.1%
Binding Authorities	245,762	13.6	208,547	13.8	37,215	17.8
Underwriting Management	446,262	24.7	322,993	21.4	123,269	38.2
Total Net commissions and fees	$1,806,264		$1,507,878		$298,386	19.8%
The following tables sets forth our revenue by type of commission and fees:

	Three Months Ended September 30,
(in thousands, except percentages)	2024	% of total	2023	% of total	Change
Net commissions and policy fees	$555,282	94.4%	$470,085	96.4%	$85,197	18.1%
Supplemental and contingent commissions	20,455	3.5	8,592	1.8	11,863	138.1
Loss mitigation and other fees	12,392	2.1	8,668	1.8	3,724	43.0
Total net commissions and fees	$588,129		$487,345		$100,784	20.7%

	Nine Months Ended September 30,
(in thousands, except percentages)	2024	% of total	2023	% of total	Change
Net commissions and policy fees	$1,706,781	94.5%	$1,437,239	95.3%	$269,542	18.8%
Supplemental and contingent commissions	$58,618	3.2	$46,281	3.1	12,337	26.7
Loss mitigation and other fees	$40,865	2.3	$24,358	1.6	16,507	67.8
Total net commissions and fees	$1,806,264		$1,507,878		$298,386	19.8%
Liquidity and Financial Condition
As of September 30, 2024, the Company had Cash and cash equivalents of $235.2 million and outstanding debt principal of $2.7 billion.
Quarterly Dividend
On October 30, 2024, the Company's board of directors (the "Board") declared a regular quarterly dividend of
$0.11 per share on the outstanding Class A common stock. The regular quarterly dividend will be payable on
November 26, 2024 to stockholders of record as of the close of business on November 12, 2024. A portion of the dividend, $0.04 per share, will be funded by free cash flow from Ryan Specialty, LLC and will be paid to all holders of the Company's Class A common stock and the holders of the LLC Common Units (as defined below).
Full Year 2024 Outlook*
The Company is maintaining its full year 2024 outlook for Organic Revenue Growth Rate and Adjusted EBITDAC
Margin as follows:
•Organic Revenue Growth Rate guidance for full year 2024 is between 13.0% – 14.0%
•Adjusted EBITDAC Margin guidance for full year 2024 is between 32.0% – 32.5%

The Company is unable to provide a comparable outlook for, or a reconciliation to, Total revenue growth rate or Net income margin because it cannot provide a meaningful or accurate calculation or estimation of certain reconciling items without unreasonable effort. Its inability to do so is due to the inherent difficulty in forecasting the timing of items that have not yet occurred and quantifying certain amounts that are necessary for such reconciliation, including variations in effective tax rate, expenses to be incurred for acquisition activities, and other one-time or exceptional items.
*For a definition of Organic revenue growth rate and Adjusted EBITDAC margin, see “Non-GAAP Financial Measures and
Key Performance Indicators” below.
Conference Call Information
Ryan Specialty will host a conference call today at 5:00 PM ET to discuss these results. A live audio webcast of the conference call will be available on the Company’s website at ryanspecialty.com in its Investors section.
The dial-in number for the conference call is (877) 451-6152 (toll-free) or (201) 389-0879 (international).
Please dial the number 10 minutes prior to the scheduled start time.
A webcast replay of the call will be available on the Company’s website at ryanspecialty.com in its Investors section for one year following the call.
About Ryan Specialty
Founded in 2010, Ryan Specialty (NYSE: RYAN) is a service provider of specialty products and solutions for insurance brokers, agents, and carriers. Ryan Specialty provides distribution, underwriting, product development, administration, and risk management services by acting as a wholesale broker and a managing underwriter with delegated authority from insurance carriers. Our mission is to provide industry-leading innovative specialty insurance solutions for insurance brokers, agents, and carriers. Learn more at
ryanspecialty.com.
Forward-Looking Statements
All statements in this release and in the corresponding earnings call that are not historical are “forward-
looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve substantial risks and uncertainties. For example, all statements the Company makes relating to its estimated and projected costs, expenditures, cash flows, growth rates and financial results, its plans, anticipated amount and timing of cost savings relating to the restructuring plan, or its plans and objectives for future operations, growth initiatives, or strategies and the statements under the caption “Full Year 2024 Outlook” are forward-
looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,”
“may,” “will,” “should,” “can have,” “likely” and variations of such words and similar expressions are intended to identify such forward-looking statements. All forward-looking statements are subject to risks and uncertainties, known and unknown, that may cause actual results to differ materially from those that the
Company expected. Specific factors that could cause such a difference include, but are not limited to, those disclosed previously in the Company’s filings with the Securities and Exchange Commission (“SEC”).
For more detail on the risk factors that may affect the Company’s results, see the section entitled ‘‘Risk
Factors’’ in our most recent annual report on Form 10-K filed with the SEC, and in other documents filed with, or furnished to, the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Given these factors, as well as other variables that may affect the Company’s operating results, you are cautioned not to place undue reliance on these forward-looking statements, not to assume that past financial performance will be a reliable indicator of future performance, and not to use historical trends to anticipate results or trends in future periods. The forward-looking statements included in this press release and on the related earnings call relate only to events as of the date hereof. The Company does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement after the date of this release, whether as a result of new information, future events, changes in assumptions, or otherwise.
Non-GAAP Financial Measures and Key Performance Indicators
In assessing the performance of the Company’s business, non-GAAP financial measures are used that are derived from the Company’s consolidated financial information, but which are not presented in the Company’s consolidated financial statements prepared in accordance with GAAP. The Company considers these non-
GAAP financial measures to be useful metrics for management and investors to facilitate operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures, tax positions, depreciation, amortization, and certain other items that the Company believes are not representative of its core business. The Company uses the following non-GAAP measures for business planning purposes, in measuring performance relative to that of its competitors, to help investors to understand the nature of the Company's growth, and to enable investors to evaluate the run-rate performance of the Company. Non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the consolidated financial statements prepared and presented in accordance with GAAP. The footnotes to the reconciliation tables below should be read in conjunction with the unaudited consolidated quarterly financial statements in the Company's Quarterly Report on form 10-Q filed with the
SEC. Industry peers may provide similar supplemental information but may not define similarly-named metrics in the same way and may not make identical adjustments.
Organic revenue growth rate: Organic revenue growth rate represents the percentage change in Net commissions and fees, as compared to the same period for the year prior, adjusted to eliminate revenue attributable to acquisitions for the first twelve months of ownership, and other items such as contingent commissions and the impact of changes in foreign exchange rates.
Adjusted compensation and benefits expense: Adjusted compensation and benefits expense is defined as
Compensation and benefits expense adjusted to reflect items such as (i) equity-based compensation, (ii)
acquisition and restructuring related compensation expenses, and (iii) other exceptional or non-recurring compensation expenses, as applicable. The most directly comparable GAAP financial metric is Compensation and benefits expense.
Adjusted general and administrative expense: Adjusted general and administrative expense is defined as
General and administrative expense adjusted to reflect items such as (i) acquisition and restructuring related general and administrative expenses, and (ii) other exceptional or non-recurring general and administrative expenses, as applicable. The most directly comparable GAAP financial metric is General and administrative expense.
Adjusted compensation and benefits expense ratio: Adjusted compensation and benefits expense ratio is defined as the Adjusted compensation and benefits expense as a percentage of Total revenue. The most directly comparable GAAP financial metric is Compensation and benefits expense ratio.
Adjusted general and administrative expense ratio: Adjusted general and administrative expense ratio is defined as the Adjusted general and administrative expense as a percentage of Total revenue. The most directly comparable GAAP financial metric is General and administrative expense ratio.
Adjusted EBITDAC: Adjusted EBITDAC is defined as Net income before Interest expense, net, Income tax expense (benefit), Depreciation, Amortization, and Change in contingent consideration, adjusted to reflect items such as (i) equity-based compensation, (ii) acquisition-related expenses, and (iii) other exceptional or non-recurring items, as applicable. Acquisition-related expense includes one-time diligence, transaction-
related, and integration costs. In 2024, Acquisition-related expense includes a $4.5 million charge for the nine months ended September 30, 2024 related to a deal-contingent foreign exchange forward contract associated with the Castel acquisition. The remaining charges in both years represent typical one-time diligence,

transaction-related, and integration costs. Acquisition-related long-term incentive compensation arises from changes to long-term incentive plans associated with acquisitions. Restructuring and related expense consists of compensation and benefits, occupancy, contractors, professional services, and license fees related to the
ACCELERATE 2025 program. The compensation and benefits expense included severance as well as employment costs related to services rendered between the notification and termination dates and other termination payments. See “Note 4, Restructuring” of the unaudited quarterly consolidated financial statements for further discussion of ACCELERATE 2025. The remaining costs that preceded the restructuring plan were associated with professional services costs related to program design and licensing costs.
Amortization and expense is composed of charges related to discontinued prepaid incentive programs. For the three months ended September 30, 2024, Other non-operating loss was composed of $16.2 million of expense related to a term loan modification and $0.5 million of TRA contractual interest and related expense offset by
$0.1 million of sublease income. For the three months ended September 30, 2023, Other non-operating loss included $0.3 million of TRA contractual interest and related expense offset by $0.2 million of sublease income. For the nine months ended September 30, 2024, Other non-operating loss consisted of $18.1 million of expense related to term loan modifications and $0.8 million of TRA contractual interest and related expense offset by $0.4 million of sublease income. For the nine months ended September 30, 2023, Other non-
operating loss included $0.5 million of TRA contractual interest and related charges offset by $0.4 million of sublease income. Equity-based compensation reflects non-cash equity-based expense. For the three and nine months ended September 30, 2024, Equity-based compensation included $4.6 million of expense associated with the removal of equity transfer restrictions for an executive officer of the Company. Initial Public Offering
(the "IPO") related expenses include compensation-related expense primarily related to the expense for new awards issued at IPO as well as expense related to the revaluation of existing equity awards at IPO. Total revenue less Adjusted compensation and benefits expense and Adjusted general and administrative expense is equivalent to Adjusted EBITDAC. For a breakout of compensation and general and administrative costs for each addback refer to the Adjusted compensation and benefits expense and Adjusted general and administrative expense tables below. The most directly comparable GAAP financial metric to Adjusted
EBITDAC is Net income.
Adjusted EBITDAC margin: Adjusted EBITDAC margin is defined as Adjusted EBITDAC as a percentage of Total revenue. The most directly comparable GAAP financial metric is Net income margin.
Adjusted net income: Adjusted net income is defined as tax-effected earnings before amortization and certain items of income and expense, gains and losses, equity-based compensation, acquisition related long-term incentive compensation, acquisition-related expenses, costs associated with our IPO, and certain exceptional or non-recurring items. The Company will be subject to United States federal income taxes, in addition to state, local, and foreign taxes, with respect to its allocable share of any net taxable income of Ryan Specialty,
LLC (together with its parent New Ryan Specialty, LLC and their subsidiaries, the “LLC”). For comparability purposes, this calculation incorporates the impact of federal and state statutory tax rates on 100% of the
Company's adjusted pre-tax income as if the Company owned 100% of Ryan Specialty, LLC. The most directly comparable GAAP financial metric is Net income.
Adjusted net income margin: Adjusted net income margin is defined as Adjusted net income as a percentage of Total revenue. The most directly comparable GAAP financial metric is Net income margin.
Adjusted diluted earnings per share: Adjusted diluted earnings per share is defined as Adjusted net income divided by diluted shares outstanding after adjusting for the effect if 100% of the outstanding LLC Common
Units (“LLC Common Units”), together with the shares of Class B common stock, vested Class C Incentive Units, and unvested equity awards were exchanged into shares of Class A common stock as if 100% of unvested equity awards were vested. The most directly comparable GAAP financial metric is Diluted earnings per share.
The reconciliation of the above non-GAAP measures to each of their most directly comparable GAAP financial measure is set forth in the reconciliation table accompanying this release.

With respect to the Organic revenue growth rate and Adjusted EBITDAC margin outlook presented in the “Full
Year 2024 Outlook” section of this press release, the Company is unable to provide a comparable outlook for, or a reconciliation to, Total revenue growth rate or Net income margin because it cannot provide a meaningful or accurate calculation or estimation of certain reconciling items without unreasonable effort. Its inability to do so is due to the inherent difficulty in forecasting the timing of items that have not yet occurred and quantifying certain amounts that are necessary for such reconciliation, including variations in effective tax rate, expenses to be incurred for acquisition activities, and other one-time or exceptional items.
Contacts:

Investor Relations Nicholas Mezick Director, Investor Relations Ryan Specialty IR@ryanspecialty.com Phone: (312) 784-6152	Media Relations Alice Phillips Topping SVP, Chief Marketing & Communications Officer Ryan Specialty Alice.Topping@ryanspecialty.com Phone: (312) 635-5976

Consolidated Statements of Income (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except percentages and per share data)	2024	2023	2024	2023
Revenue
Net commissions and fees	$588,129	$487,345	$1,806,264	$1,507,878
Fiduciary investment income	16,565	14,593	45,917	36,808
Total revenue	$604,694	$501,938	$1,852,181	$1,544,686
Expenses
Compensation and benefits	393,249	329,212	1,180,825	989,294
General and administrative	88,684	69,288	247,518	202,595
Amortization	39,182	29,572	97,711	79,125
Depreciation	2,467	2,201	6,820	6,570
Change in contingent consideration	(365)	1,848	813	4,358
Total operating expenses	$523,217	$432,121	$1,533,687	$1,281,942
Operating income	$81,477	$69,817	$318,494	$262,744
Interest expense, net	49,388	31,491	109,916	89,840
(Income) from equity method investment in related party	(4,182)	(2,271)	(13,510)	(5,882)
Other non-operating loss	16,590	67	18,575	37
Income before income taxes	$19,681	$40,530	$203,513	$178,749
Income tax expense (benefit)	(8,962)	24,827	16,155	42,772
Net income	$28,643	$15,703	$187,358	$135,977
GAAP financial measures
Total revenue	$604,694	$501,938	$1,852,181	$1,544,686
Net commissions and fees	588,129	487,345	1,806,264	1,507,878
Compensation and benefits	393,249	329,212	1,180,825	989,294
General and administrative	88,684	69,288	247,518	202,595
Net income	28,643	15,703	187,358	135,977
Compensation and benefits expense ratio (1)	65.0%	65.6%	63.8%	64.0%
General and administrative expense ratio (2)	14.7%	13.8%	13.4%	13.1%
Net income margin (3)	4.7%	3.1%	10.1%	8.8%
Earnings (loss) per share (4)	$0.15	$(0.04)	$0.67	$0.34
Diluted earnings (loss) per share (4)	$0.09	$(0.04)	$0.59	$0.34
Non-GAAP Financial Measures (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except percentages and per share data)	2024	2023	2024	2023
Non-GAAP financial measures*
Organic revenue growth rate	11.8%	15.0%	13.3%	15.0%
Adjusted compensation and benefits expense	$343,442	$296,400	$1,057,424	$911,926
Adjusted compensation and benefits expense ratio	56.8%	59.1%	57.1%	59.0%
Adjusted general and administrative expense	$70,991	$58,560	$199,583	$166,606
Adjusted general and administrative expense ratio	11.7%	11.7%	10.8%	10.8%
Adjusted EBITDAC	$190,261	$146,978	$595,174	$466,154
Adjusted EBITDAC margin	31.5%	29.3%	32.1%	30.2%
Adjusted net income	$113,633	$86,631	$369,604	$282,144
Adjusted net income margin	18.8%	17.3%	20.0%	18.3%
Adjusted diluted earnings per share	$0.41	$0.32	$1.34	$1.04

Consolidated Balance Sheets (Unaudited)

(in thousands, except share and per share data)	September 30, 2024	December 31, 2023
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$235,199	$838,790
Commissions and fees receivable – net	334,637	294,195
Fiduciary cash and receivables	3,357,047	3,131,660
Prepaid incentives – net	8,309	8,718
Other current assets	84,165	62,229
Total current assets	$4,019,357	$4,335,592
NON-CURRENT ASSETS
Goodwill	2,341,340	1,646,482
Customer relationships	1,283,489	572,416
Other intangible assets	69,167	38,254
Prepaid incentives – net	15,449	15,103
Equity method investment in related party	62,444	46,099
Property and equipment – net	45,703	42,427
Lease right-of-use assets	122,617	127,708
Deferred tax assets	486,432	383,816
Other non-current assets	32,505	39,312
Total non-current assets	$4,459,146	$2,911,617
TOTAL ASSETS	$8,478,503	$7,247,209
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$206,185	$136,340
Accrued compensation	325,120	419,560
Operating lease liabilities	21,489	21,369
Tax Receivable Agreement liabilities	22,721	—
Short-term debt and current portion of long-term debt	33,316	35,375
Fiduciary liabilities	3,357,047	3,131,660
Total current liabilities	$3,965,878	$3,744,304
NON-CURRENT LIABILITIES
Accrued compensation	52,261	24,917
Operating lease liabilities	148,487	154,457
Long-term debt	2,646,550	1,943,837
Tax Receivable Agreement liabilities	432,406	358,898
Deferred tax liabilities	21,162	55
Other non-current liabilities	110,227	41,097
Total non-current liabilities	$3,411,093	$2,523,261
TOTAL LIABILITIES	$7,376,971	$6,267,565
STOCKHOLDERS’ EQUITY
Class A common stock ($0.001 par value; 1,000,000,000 shares authorized, 125,096,524 and 118,593,062 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively)	125	119
Class B common stock ($0.001 par value; 1,000,000,000 shares authorized, 136,724,772 and 141,621,188 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively)	137	142
Class X common stock ($0.001 par value; 10,000,000 shares authorized, 640,784 shares issued and 0 outstanding at September 30, 2024 and December 31, 2023)	—	—
Preferred stock ($0.001 par value; 500,000,000 shares authorized, 0 shares issued and outstanding at September 30, 2024 and December 31, 2023)	—	—
Additional paid-in capital	500,518	441,997
Retained earnings	124,973	114,420
Accumulated other comprehensive income	7,080	3,076
Total stockholders’ equity attributable to Ryan Specialty Holdings, Inc.	$632,833	$559,754
Non-controlling interests	468,699	419,890
Total stockholders’ equity	$1,101,532	$979,644
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,478,503	$7,247,209

Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
(in thousands)	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$187,358	$135,977
Adjustments to reconcile net income to cash flows provided by operating activities:
(Income) from equity method investment in related party	(13,510)	(5,882)
Amortization	97,711	79,125
Depreciation	6,820	6,570
Prepaid and deferred compensation expense	25,220	8,882
Non-cash equity-based compensation	61,664	54,136
Amortization of deferred debt issuance costs	21,838	9,125
Amortization of interest rate cap premium	5,216	5,216
Deferred income tax expense (benefit)	(1,959)	11,745
Deferred income tax expense from reorganization	—	20,679
Loss on Tax Receivable Agreement	646	478
Changes in operating assets and liabilities, net of acquisitions:
Commissions and fees receivable – net	21,514	3,875
Accrued interest liability	2,260	(4,293)
Other current and non-current assets	(12,826)	10,935
Other current and non-current accrued liabilities	(146,724)	(86,233)
Total cash flows provided by operating activities	$255,228	$250,335
CASH FLOWS FROM INVESTING ACTIVITIES
Business combinations – net of cash acquired and cash held in a fiduciary capacity	(1,256,732)	(366,149)
Capital expenditures	(29,705)	(16,013)
Repayments of prepaid incentives	—	228
Total cash flows used in investing activities	$(1,286,437)	$(381,934)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Senior Secured Notes	595,200	—
Borrowings on Revolving Credit Facility	850,000	—
Repayments on Revolving Credit Facility	(850,000)	—
Debt issuance costs paid	(16,771)	—
Proceeds from term debt	107,625	—
Repayment of term debt	(8,250)	(12,375)
Payment of contingent consideration	—	(4,477)
Tax distributions to non-controlling LLC Unitholders	(65,833)	(52,633)
Receipt of taxes related to net share settlement of equity awards	26,502	7,786
Taxes paid related to net share settlement of equity awards	(18,516)	(7,091)
Dividends paid to Class A common shareholders	(66,507)	—
Distributions to non-controlling LLC Unitholders	(16,754)	—
Payment of accrued return on Ryan Re preferred units	(2,047)	—
Net change in fiduciary liabilities	90,700	36,832
Total cash flows provided by (used in) financing activities	$625,349	$(31,958)
Effect of changes in foreign exchange rates on cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity	5,641	(828)
NET CHANGE IN CASH, CASH EQUIVALENTS, AND CASH AND CASH EQUIVALENTS HELD IN A FIDUCIARY CAPACITY	$(400,219)	$(164,385)
CASH, CASH EQUIVALENTS, AND CASH AND CASH EQUIVALENTS HELD IN A FIDUCIARY CAPACITY —Beginning balance	1,756,332	1,767,385
CASH, CASH EQUIVALENTS, AND CASH AND CASH EQUIVALENTS HELD IN A FIDUCIARY CAPACITY —Ending balance	$1,356,113	$1,603,000
Reconciliation of cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity
Cash and cash equivalents	235,199	754,370
Cash and cash equivalents held in a fiduciary capacity	1,120,914	848,630
Total cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity	$1,356,113	$1,603,000

Reconciliation of Organic Revenue Growth Rate

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except percentages)	2024	2023	2024	2023
Current period Net commissions and fees revenue	$588,129	$487,345	$1,806,264	$1,507,878
Less: Current period contingent commissions	(14,842)	(4,487)	(44,741)	(30,624)
Net Commissions and fees revenue excluding contingent commissions	$573,287	$482,858	$1,761,523	$1,477,254

Prior period Net commissions and fees revenue	$487,345	$407,551	$1,507,878	$1,284,459
Less: Prior year contingent commissions	(4,487)	(3,039)	(30,624)	(24,978)
Prior period Net commissions and fees revenue excluding contingent commissions	$482,858	$404,512	$1,477,254	$1,259,481

Change in Net commissions and fees revenue excluding contingent commissions	$90,429	$78,346	$284,269	$217,773
Less: Mergers and acquisitions Net commissions and fees revenue excluding contingent commissions	(33,416)	(16,980)	(87,690)	(28,563)
Impact of change in foreign exchange rates	(196)	(739)	(521)	350
Organic revenue growth (Non-GAAP)	$56,817	$60,628	$196,058	$189,560

Net commissions and fees revenue growth rate (GAAP)	20.7%	19.6%	19.8%	17.4%
Less: Impact of contingent commissions (1)	(2.0)	(0.2)	(0.6)	(0.1)
Net commissions and fees revenue excluding contingent commissions growth rate (2)	18.7%	19.4%	19.2%	17.3%
Less: Mergers and acquisitions Net commissions and fees revenue excluding contingent commissions (3)	(6.9)	(4.2)	(5.9)	(2.3)
Impact of change in foreign exchange rates (4)	0.0	(0.2)	0.0	0.0
Organic Revenue Growth Rate (Non-GAAP)	11.8%	15.0%	13.3%	15.0%
(1)Calculated by subtracting Net commissions and fees revenue growth rate from net commissions and fees revenue excluding contingent commissions growth rate.
(2)Calculated by dividing the change in Total net commissions & fees revenue excluding contingent commissions by prior year net commissions and fees excluding contingent commissions.
(3)Calculated by taking the mergers and acquisitions net commissions and fees revenue excluding contingent commissions, representing the first 12 months of net commissions and fees revenue generated from acquisitions, divided by prior period net commissions and fees revenue excluding contingent commissions.
(4)Calculated by taking the change in foreign exchange rates divided by prior period net commissions and fees revenue excluding contingent commissions.

Reconciliation of Adjusted Compensation and Benefits Expense to Compensation and Benefits Expense

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except percentages)	2024	2023	2024	2023
Total revenue	$604,694	$501,938	$1,852,181	$1,544,686
Compensation and benefits expense	$393,249	$329,212	$1,180,825	$989,294
Acquisition-related expense	(3,785)	(1,546)	(5,171)	(3,331)
Acquisition related long-term incentive compensation	(15,775)	(550)	(17,039)	(1,702)
Restructuring and related expense	(5,693)	(11,538)	(35,676)	(13,407)
Amortization and expense related to discontinued prepaid incentives	(1,095)	(1,571)	(3,851)	(4,793)
Equity-based compensation	(17,385)	(8,280)	(39,656)	(23,106)
Initial public offering related expense	(6,074)	(9,327)	(22,008)	(31,029)
Adjusted compensation and benefits expense (1)	$343,442	$296,400	$1,057,424	$911,926
Compensation and benefits expense ratio	65.0%	65.6%	63.8%	64.0%
Adjusted compensation and benefits expense ratio	56.8%	59.1%	57.1%	59.0%
(1)Adjustments made to Compensation and benefits expense are described in the definition of Adjusted EBITDAC in
“Non-GAAP Financial Measures and Key Performance Indicators.”
Reconciliation of Adjusted General and Administrative Expense to General and Administrative Expense

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except percentages)	2024	2023	2024	2023
Total revenue	$604,694	$501,938	$1,852,181	$1,544,686
General and administrative expense	$88,684	$69,288	$247,518	$202,595
Acquisition-related expense	(12,560)	(5,790)	(35,779)	(12,196)
Restructuring and related expense	(5,133)	(4,938)	(12,156)	(23,793)
Adjusted general and administrative expense (1)	$70,991	$58,560	$199,583	$166,606
General and administrative expense ratio	14.7%	13.8%	13.4%	13.1%
Adjusted general and administrative expense ratio	11.7%	11.7%	10.8%	10.8%
(1)Adjustments made to General and administrative expense are described in the definition of Adjusted EBITDAC in
“Non-GAAP Financial Measures and Key Performance Indicators.”

Reconciliation of Adjusted EBITDAC to Net Income

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except percentages)	2024	2023	2024	2023
Total revenue	$604,694	$501,938	$1,852,181	$1,544,686
Net income	$28,643	$15,703	$187,358	$135,977
Interest expense, net	49,388	31,491	109,916	89,840
Income tax expense (benefit)	(8,962)	24,827	16,155	42,772
Depreciation	2,467	2,201	6,820	6,570
Amortization	39,182	29,572	97,711	79,125
Change in contingent consideration	(365)	1,848	813	4,358
EBITDAC	$110,353	$105,642	$418,773	$358,642
Acquisition-related expense	16,345	7,336	40,950	15,527
Acquisition related long-term incentive compensation	15,775	550	17,039	1,702
Restructuring and related expense	10,826	16,476	47,832	37,200
Amortization and expense related to discontinued prepaid incentives	1,095	1,571	3,851	4,793
Other non-operating loss	16,590	67	18,575	37
Equity-based compensation	17,385	8,280	39,656	23,106
IPO related expenses	6,074	9,327	22,008	31,029
(Income) from equity method investments in related party	(4,182)	(2,271)	(13,510)	(5,882)
Adjusted EBITDAC	$190,261	$146,978	$595,174	$466,154
Net income margin	4.7%	3.1%	10.1%	8.8%
Adjusted EBITDAC margin	31.5%	29.3%	32.1%	30.2%
(1)Adjustments made to Net income are described in the definition of Adjusted EBITDAC in “Non-GAAP Financial
Measures and Key Performance Indicators.”

Reconciliation of Adjusted Net Income to Net Income

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except percentages)	2024	2023	2024	2023
Total revenue	$604,694	$501,938	$1,852,181	$1,544,686
Net income	$28,643	$15,703	$187,358	$135,977
Income tax expense (benefit)	(8,962)	24,827	16,155	42,772
Amortization	39,182	29,572	97,711	79,125
Amortization of deferred debt issuance costs (1)	15,402	3,045	21,838	9,125
Change in contingent consideration	(365)	1,848	813	4,358
Acquisition-related expense	16,345	7,336	40,950	15,527
Acquisition related long-term incentive compensation	15,775	550	17,039	1,702
Restructuring and related expense	10,826	16,476	47,832	37,200
Amortization and expense related to discontinued prepaid incentives	1,095	1,571	3,851	4,793
Other non-operating loss	16,590	67	18,575	37
Equity-based compensation	17,385	8,280	39,656	23,106
IPO related expenses	6,074	9,327	22,008	31,029
(Income) from equity method investments in related party	(4,182)	(2,271)	(13,510)	(5,882)
Adjusted income before income taxes (2)	$153,808	$116,331	$500,276	$378,869
Adjusted income tax expense (3)	(40,175)	(29,700)	(130,672)	(96,725)
Adjusted net income	$113,633	$86,631	$369,604	$282,144
Net income margin	4.7%	3.1%	10.1%	8.8%
Adjusted net income margin	18.8%	17.3%	20.0%	18.3%
(1)Interest expense, net includes amortization of deferred debt issuance costs.
(2)Adjustments made to Net income are described in the definition of Adjusted EBITDAC in “Non-GAAP Financial
Measures and Key Performance Indicators.”
(3)The Company is subject to United States federal income taxes, in addition to state, local, and foreign taxes, with respect to our allocable share of any net taxable income of the LLC. For the three and nine months ended
September 30, 2024, this calculation of adjusted income tax expense is based on a federal statutory rate of 21%
and a combined state income tax rate net of federal benefits of 5.12% on 100% of our adjusted income before income taxes as if the Company owned 100% of the LLC. For the three and nine months ended September 30,
2023, this calculation of adjusted income tax expense is based on a federal statutory rate of 21% and a combined state income tax rate net of federal benefits of 4.53% on 100% of our adjusted income before income taxes as if the Company owned 100% of the LLC.

Reconciliation of Adjusted Diluted Earnings per Share to Diluted Earnings per Share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Earnings (loss) per share of Class A common stock – diluted	$0.09	$(0.04)	$0.59	$0.34
Less: Net income attributed to dilutive shares and substantively vested RSUs (1)	(0.03)	—	(0.29)	(0.03)
Plus: Impact of all LLC Common Units exchanged for Class A shares (2)	0.05	0.10	0.39	0.20
Plus: Adjustments to Adjusted net income (3)	0.31	0.28	0.67	0.54
Plus: Dilutive impact of unvested equity awards (4)	(0.01)	(0.02)	(0.02)	(0.01)
Adjusted diluted earnings per share	$0.41	$0.32	$1.34	$1.04

(Share count in '000)
Weighted-average shares of Class A common stock outstanding – diluted	272,686	115,872	271,283	124,884
Plus: Impact of all LLC Common Units exchanged for Class A shares (2)	—	141,690	—	142,974
Plus: Dilutive impact of unvested equity awards (4)	3,467	15,115	4,445	4,390
Adjusted diluted earnings per share diluted share count	276,153	272,677	275,728	272,248
(1)Adjustment removes the impact of Net income attributed to dilutive awards and substantively vested RSUs to arrive at Net income attributable to Ryan Specialty Holdings, Inc. For the three months ended September 30, 2024 and 2023, this removes $8.3 million and $(0.1) million of Net income (loss), respectively, on 272.7 million and 115.9 million Weighted-average shares of Class A common stock outstanding - diluted, respectively. For the nine months ended September 30, 2024 and 2023, this removes $78.3 million and $3.8 million of Net income, respectively, on
271.3 million and 124.9 million Weighted-average shares of Class A common stock outstanding - diluted, respectively. See “Note 10, Earnings Per Share” of the unaudited quarterly consolidated financial statements.
(2)For comparability purposes, this calculation incorporates the Net income that would be distributable if all LLC
Common Units (together with shares of Class B common stock) and vested Class C Incentive units were exchanged for shares of Class A common stock. For the three months ended September 30, 2024 and 2023, this includes $11.1 million and $20.8 million of Net income, respectively, on 272.7 million and 257.6 million Weighted-average shares of Class A common stock outstanding - diluted, respectively. For the nine months ended September 30, 2024 and
2023, this includes $106.4 million and $97.8 million of Net income, respectively, on 271.3 million and 267.9 million
Weighted-average shares of Class A common stock outstanding - diluted, respectively. For the three months ended
September 30, 2023, 141.7 million weighted average outstanding LLC Common Units were considered dilutive and included in the 257.6 million Weighted-average shares of Class A common stock outstanding - diluted within
Diluted EPS. For the nine months ended September 30, 2023, 143.0 million weighted average outstanding LLC
Common Units were considered dilutive and included in the 267.9 million Weighted-average shares of Class A common stock outstanding - diluted within Diluted EPS. See “Note 10, Earnings Per Share” of the unaudited quarterly consolidated financial statements.
(3)Adjustments to Adjusted net income are described in the footnotes of the reconciliation of Adjusted net income to
Net income in “Adjusted Net Income and Adjusted Net Income Margin” on 272.7 million and 257.6 million
Weighted-average shares of Class A common stock outstanding - diluted for the three months ended
September 30, 2024 and 2023, respectively, and on 271.3 million and 267.9 million Weighted-average shares of
Class A common stock outstanding- diluted for the nine months ended September 30, 2024 and 2023, respectively.
(4)For comparability purposes and to be consistent with the treatment of the adjustments to arrive at Adjusted net income, the dilutive effect of unvested equity awards is calculated using the treasury stock method as if the weighted-average unrecognized cost associated with the awards was $0 over the period, less any unvested equity awards determined to be dilutive within the Diluted EPS calculation disclosed in “Note 10, Earnings Per Share” of the unaudited quarterly consolidated financial statements. For the three months ended September 30, 2024 and
2023, 3.5 million and 15.1 million shares were added to the calculation, respectively. For the nine months ended
September 30, 2024 and 2023, 4.4 million shares were added to the calculation.